Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tripos, Inc.

St. Louis, Missouri

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 4, 2005, relating to the consolidated financial statements of Tripos, Inc., which is contained in that Prospectus, and relating to the schedule, which is contained in Part II of the Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/BDO Seidman, LLP

Chicago, Illinois

May 16, 2005